AS FILED WITH THE SECURITIES
                   AND EXCHANGE COMMISSION ON JANUARY 25, 1999
                              REGISTRATION NO. 33-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PARACELSIAN, INC.
             (Exact name of Registrant as Specified in Its Charter)

                  DELAWARE                                       56-1399565
         (State of Other Jurisdiction                         (I.R.S. Employer
          of Incorporation or Organization)                  Identification No.)

                            222 Langmuir Laboratories
                             Cornell Technology Park
                             Ithaca, New York 14850
                                 (607) 257-4224
        (Address, Including Zip Code and Telephone, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Bernard Landes
                            222 Langmuir Laboratories
                             Cornell Technology Park
                             Ithaca, New York 14850
                                 (607) 257-4224
        (Address, Including Zip Code and Telephone, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                   Copies to:
                             Ronald D. Raxter, Esq.
                      The Sanford Holshouser Law Firm, PLLC
                             219 Fayetteville Street
                                   Suite 1000
                          Raleigh, North Carolina 27601

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TO BE REGISTERED  REGISTERED        PER SHARE (1)     PROPOSED          FEE
                                    OFFERING PRICE    MAXIMUM

Common Stock,     7,309,524 (2)     $0.88             $6,432,381       $1,286
$0.01 par value
per share

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (a), MAY DETERMINE.

                           SUBJECT TO COMPLETION

PROSPECTUS

                                PARACELSIAN, INC.
                                7,309,524 SHARES

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

         The shares offered hereby (the "Shares") consist of 7,309,524 shares of common stock, par value $.01 per share (the "Common Stock") of Paracelsian, Inc., a Delaware corporation ("Paracelsian" or the "Company") which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares were acquired by the Selling Stockholders pursuant to that certain transaction evidenced by the stock purchase agreement dated January 14, 1998 and stock purchase agreement dated December 15, 1998 (the "Transactions"). The Shares issued in the Transactions to the Selling Stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the terms of the Transactions, the Company has agreed to register the Shares for resale by such Selling Stockholders.

         The Shares may be offered from time to time by the Selling Stockholders after the date of this Prospectus. The Company shall pay all expenses of registration incurred in connection with this offering, except that each Selling Stockholder shall pay any commissions, discounts, or other fees payable to broker-dealers in connection with any sale of the Shares, as well as legal and accounting fees and expenses incurred by the Selling Stockholders. None of the Shares have been registered prior to the filing of this Registration Statement of which this Prospectus is a part. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

         The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus. The Shares may be sold from time to time on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board (the "Bulletin Board") at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sales of the Common Stock may be made may be deemed to be "underwriters" within the meaning of the Securities Act, and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

         The Common Stock is quoted on the Bulletin Board under the symbol "PRLN." On January __, 1999, the last reported sale price of the Common Stock was $______ per share.

         THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                  The date of this Prospectus is _______, 1999.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such materials may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Copies of such materials may also be obtained from the web site that the Commission maintains at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Shares offered hereby of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

         1. The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 1998;

         2. The description of the Company's Common Stock contained in its Registration Statement on Form S-1 filed on December 27, 1991; and

         3. All reports and other documents subsequently filed by the Company pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Shares.

         Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such documents should be submitted in writing to the Company, 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, New York 14850 Attention: Corporate Secretary or by telephone at (607)257-4224

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, IMPLY THAT THE INFORMATION IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

         Paracelsian and BioFIT are trademarks of the Company.

                           FORWARD LOOKING STATEMENTS

         This Prospectus may contain, in addition to historical information, various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the Company's actual operating results and financial position to differ materially from those projected in the forward looking statements. Such forward looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. The Company cautions that any such forward looking statements are further qualified by important factors that could cause the Company's actual operating results and financial position to differ materially from the forward looking statements, including without limitation considerations described in connection with specific forward looking statements, factors set forth in this Prospectus under the caption "Risk Factors," and other cautionary statements set forth in this Prospectus. The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements to reflect events or circumstances arising after the date of this Prospectus.

                                     GENERAL

         Paracelsian is a development stage bioscience and technology company that utilizes its proprietary screening technology to identify novel therapeutic compounds from herbal sources and to define the biological mechanisms through which herbal medicines affect cellular function. The screening technology has been developed by the Company to identify potential products that regulate the biological signals generated by targeted cells that result in controlled or uncontrolled cell growth and division. The Company's screening technology evaluates the effects of herbal products on intracellular signals referred to as "signal transduction technology".

         Cellular signaling is one of the basic steps in biology and is necessary for normal growth of tissues to support life. The Company's technology enables researchers to observe signal transduction and measure the effects of chemicals contained in synthetic or natural compounds, such as herbal extracts, on cellular processes. In the course of these studies, the Company can distinguish the effects of such chemicals on targeted cells, thereby screening compounds within herbs and herbal extracts to identify those with promising therapeutic effects.

         The Company believes that the results of its research coincide with the need for sound scientific understanding of herbal medicines. The Company's technology provides tools for the definition of solid and valid scientific bases for the beneficial health effects of herbal medicines and dietary supplements. In addition, the Company has utilized its technology to screen and identify active substances contained within its library of traditional Chinese medicines.

         The Company has the ability to develop novel procedures for detecting biologically relevant activities of complex mixtures of compounds (such as in the herbal extracts) or of the active constituents thereof. These procedures are generally referred to as bioassays. The Company's assay technology enables researchers to measure the effects of chemicals contained in synthetic and natural compounds on normal and abnormal cell division and other biological processes. The ability to conduct in vitro screening of biological activity, quickly without lengthy and costly animal testing, is a significant innovation for researchers in the pharmaceutical, agrochemical, herbal supplement and environmental testing industries.

         The Company has operated at a loss since its formation in 1991. There can be no assurance that the Company will ever achieve profitable operations. See "Risk Factors."

         Paracelsian was incorporated in Delaware in 1991. Its principal executive offices are located at 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, New York 14850 and its telephone number is (607) 257-4224.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING FACTORS CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS. SEE ALSO "FORWARD LOOKING STATEMENTS."

DEVELOPMENT STAGE COMPANY AND LIMITED OPERATING HISTORY

         The Company is considered to be a development stage company. Although the Company commenced operations in April 1991, it has yet to generate significant revenues and has no assurance of substantial future revenues. The Company has been engaged primarily in research, product engineering and raising capital. In January 1998, the Company acquired an entirely new Board of Directors and executive management. New management has substantially altered the business plan for the Company with the aim of generating operating revenues. Unless the Company is successful with its business plan, it may be several years before significant revenues are realized. Revenues for fiscal 1998 were approximately $56,000. Future revenues will be derived from sales of the Company's services that are currently under development and royalties in connection with licensing of its technology. There can be no assurance that the Company will be able to attain such revenues in sufficient amounts to achieve profitable operations. Results of operations in the future will be influenced by numerous factors, including the ability of the Company to develop and manage the introduction of its new services, market acceptance of the Company's services, competition and the ability to control costs.

LIQUIDITY AND CAPITAL RESOURCES

          As of September 30, 1998 the Company maintained working capital of approximately $219,000 which included approximately $250,000 of cash. Subsequent to fiscal year end, in December 1998, the Company raised $250,000 in cash through a private placement of its stock at the then current market value. Management believes that these resources are adequate to provide for its operating needs until such time as its revenue stream commences. Management further believes that it can successfully raise additional capital if necessary to support its continued operations until such time as revenues are sufficient to provide internally generated funds. The Company presently intends to pursue additional capital of $1 million to $1.5 million in the near term, if available on reasonable terms, to provide resources for the hiring of additional personnel, expansion and/or relocation of lab facilities, and the acceleration of product development efforts. Of course, there can be no assurance that additional financing will be available on acceptable terms or at all. If adequate funds are not available from operations or sources of financing, the Company's business will be materially adversely affected.

LIMITED TRADING MARKET

         The Common Stock is currently traded on the Bulletin Board (the electronic pink sheets) under the symbol "PRLN." There is no assurance that holders of the Common Stock will be able to resell their shares in the future for a price per share that is equal to or more than the current price of the Common Stock due to the limited trading market for the Common Stock.

DEPENDENCE ON A KEY DISTRIBUTOR AND CERTAIN INDUSTRIES

         The Company's initial revenues are highly dependent upon the ability to market the BioFIT designation in the herbal and dietary supplement market. The Company has entered into an agreement with a leading manufacturer of herbal and other dietary supplement products to serve as the Company's exclusive agent for the marketing and distribution of its BioFIT Certification Program. The Company must therefore rely to a substantial degree on this company for the successful and timely launch of its BioFIT program. Failure to launch BioFIT in a timely manner or failure to secure an adequate number of customers could have a material adverse effect on the Company. The Company's operations could also be materially and adversely affected by a general economic decline in the herbal and dietary supplement industries.

DEPENDENCE ON PERSONNEL

         The Company does not currently have a complete management team. Key positions not yet filled include Chief Financial Officer, Chief Operations Officer, Vice President of Science, and Vice President of Business Development. Presently, these functions are performed by Bernard Landes, Ph.D., the Company's Chairman, President and Chief Executive Officer, assisted by certain members of the Company's Board of Directors. The loss of the services of Mr. Landes could have a material adverse effect on the Company. In addition, the Company's performance depends on its ability to attract and retain qualified management and professional, scientific and technical operating staff, as well as its ability to recruit qualified representatives for its contract sales services. There can be no assurance that the Company will be able to continue to attract and retain qualified personnel.

POTENTIAL LIABILITY

         In connection with the provision of its services, the Company could be held liable for errors or omissions. The Company maintains professional liability insurance that includes safety issues as well as data processing errors and omissions. There can be no assurance that the Company will be able to maintain such insurance coverage on terms acceptable to the Company. The Company could be materially and adversely affected if it were required to pay damages or bear the costs of defending any claim outside the scope of or in excess of a contractual indemnification provision or beyond the level of insurance coverage or in the event that an indemnifying party does not fulfill its indemnification obligations.

UNPREDICTABILITY OF PATENT PROTECTION; PROPRIETARY TECHNOLOGY

          Certain of the technologies utilized in the Company's products are proprietary. The Company believes that patent protection of materials or processes it develops and any products that may result from the Company's research and development efforts are important to the possible commercialization of the Company's products. The Company currently has US patent protection regarding the use of compounds identified from two of its traditional Chinese medicine extracts and for its improved Ah-IMMUNOASSAY technology. However, there can be no assurance that the Company's patents will afford adequate protection to the Company or its licensees. Further, there can be no assurance that any patents that have been or may be issued will provide the Company with significant protection from competitors. Other private and public entities may file applications for patents and other proprietary rights to technology which could be harmful to the commercialization of the Company's services and products. The ultimate scope and validity of patents which are now owned by or which may be granted to third parties in the future, the extent to which the Company may wish or be required to acquire rights under such patents, and the cost or availability of such rights cannot be determined by the Company at this time. In addition, the Company also relies on unpatented proprietary technology in the development and commercialization of its services and products. There is no assurance that others may not independently develop the same or similar technology or obtain access to the Company's proprietary technology or disclose such technology or that the Company can meaningfully protect its rights in such unpatented proprietary technology.

         In addition, although all of the Company's employees are parties to confidentiality agreements which are intended to protect the Company's proprietary technology, there can be no assurance that any of such employees will not compromise any of the Company's proprietary rights.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

         The directors and executive officers of the Company beneficially own or have voting control over 7,153,477 shares of Common Stock, or approximately 38.07% of the Company's outstanding shares of Common Stock as of December 22, 1998. Such directors and executive officers are therefore in a position to significantly influence the election of the Company's directors and thereby select management and direct policies of the Company.

VOLATILITY OF STOCK PRICE

         The market price of the Common Stock has been and may continue to be subject to wide fluctuations in response to variations in operating results from quarter to quarter, market conditions in the industry and general economic conditions.

NON-PAYMENT OF CASH DIVIDENDS

         The Company has not paid any cash dividends and it is unlikely that the Company will pay any cash dividends in the foreseeable future. Earnings, if any, will be retained by the Company for further development and expansion of its business. There can be no assurance that the Company will ever pay cash dividends.

EFFECTS OF ISSUANCE OF PREFERRED STOCK

         The Company's Articles of Incorporation authorized the issuance of up to 1,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without further shareholder action. While the Company has previously issued shares of preferred stock, as of the date of this Prospectus, the Company has no shares of preferred stock outstanding. The terms of any future series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock.

                                 USE OF PROCEEDS

         The Shares being offered hereby are for the account of the Selling Stockholders and the Company is not selling any of the Shares. Accordingly, the Company will not receive any proceeds from the sale of Shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

         The Selling Stockholders received the Shares in connection with the Transactions. The following table sets forth certain information as of the date of this Prospectus. All of the Shares being offered by the Selling Stockholders may be sold pursuant to this Prospectus. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                    Shares                             Shares
                                    Beneficially              Shares   Beneficially
                                    Owned Prior               Being    Owned After
                                    to Offering               Offered  Offering
                                    ------------------------  -------- ---------------------
                                    Number        Percent(1)  Number             Percent (1)
                                    ------        -------     ------             -------

Biomar International, Inc.          6,025,575     32.24      6,025,575    -0-      -0-
John A. Williams                      758,666      4.06        666,666   92,000     *
Bernard Landes                        203,000      1.09        100,000  103,000     *
C. David Smith                        100,000       *          100,000    -0-      -0-
Thomas D. Livingston                  208,095      1.11        200,000    8,095     *
Thomas H. Evans                        50,000       *           50,000    -0-      -0-
Sylvestor Johnson IV                  117,283       *          117,283    -0-      -0-
G.W. Thorpe                            50,000       *           50,000    -0-      -0-

--------------------

         * Denotes beneficial ownership of less than one percent of the Shares.

(1) Based on the 18,690,253 Shares which were issued and outstanding as of December 22, 1998.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledges, donees, transferees or other successors in interest. The decision to offer and sell the Shares, and the timing and amount of any offers or sales that are made, is and will be within the sole discretion of the Selling Stockholders. The Shares may be sold from time to time on the Bulletin Board, at prices then prevailing, in negotiated transactions or otherwise. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions between the Selling Stockholders and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders. The Selling Stockholders and the brokers and dealers through whom sales of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act, and their commissions or discounts and other compensation may be regarded as underwriters' compensation. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act might be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company anticipates that the Registration Statement shall remain effective until the date on which all of the Shares included in the Registration Statement have been distributed to the public. Certain of the Selling Shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, that may limit the timing of purchases and sales of Shares by the Selling Shareholders.

         The Company shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Shares, any legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the Bulletin Board, and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its own legal and accounting fees and any other expense incurred by the Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares shall be borne by the Selling Stockholder selling such Shares.

         The Company has agreed to indemnify the Selling Stockholders and their officers, directors, employees and agents, and each person who controls any Selling Stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for the Company by The Sanford Holshouser Law Firm, PLLC, 219 Fayetteville Street, Suite 1000, Raleigh, North Carolina 27601.

                                     EXPERTS

         The consolidated financial statements of Paracelsian, Inc. and subsidiary (a development stage company) as of September 30, 1998 and 1997, and for each of the years then ended and for the period from April 15, 1991 (inception) to September 30, 1998, have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

         The cumulative statements of operations, stockholders' equity, and cash flows for the period April 15, 1991 (inception) to September 30, 1998 include amounts for the period from April 15, 1991 (inception) to September 30, 1991 and for each of the years in the four-year period ending September 30, 1995, which were audited by other auditors whose report has been furnished to KPMG Peat Marwick LLP ("KPMG") and KPMG's opinion, insofar as it relates to the amounts included for the period April 15, 1991 (inception) through September 30, 1995 is based solely on the report of the other auditors.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee.

                  Registration fee                             $    1,286
                  Legal fees and expenses                          10,000
                  Accounting fees and expenses                      5,000
                  Miscellaneous expenses                            2,000
                                                               ----------
                           TOTAL                               $   18,286
                                                               ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section  145  of  the   Delaware   General   Corporation   Law  permits
indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

         The Tenth Article of the Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

         As permitted by Section 102(b) (7), of the Delaware General Corporation Law, the Ninth Article of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

         The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS.

         EXHIBIT NO.        DESCRIPTION
         -----------        -----------

         5.1                Opinion of The Sanford Holshouser Law Firm, PLLC

         23.1               Consent of KPMG Peat Marwick LLP

         24.1               Power of Attorney.  Reference is made to page II-4.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (ss. 230.424 (b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Delaware Corporation law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on the 22nd day of January, 1999.

                             PARACELSIAN, INC.

                             By:  /s/  BERNARD LANDES
                                -----------------------------------------
                                       Bernard Landes
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Bernard Landes and T. Nelson Campbell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstituion, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                         Title                                   Date
      ---------                         -----                                   ----


/s/ BERNARD M. LANDES         Chairman of the Board and Chief             January 22, 1999
--------------------------    Executive Officer (Principal Executive
    Bernard M. Landes         Officer)

/s/ BERNARD M. LANDES         Chief Financial Officer                     January 22, 1999
--------------------------    (Principal Financial
    Bernard M. Landes         and Accounting Officer)



/s/ BERNARD M. LANDES         Director                                    January 22, 1999
--------------------------    Chairman of the Board
    Bernard M. Landes

/s/ T. NELSON CAMPBELL        Director                                    January 22, 1999
--------------------------
    T. Nelson Campbell

                              Director
--------------------------
    James J. Dunseith

/s/ HIRA GURTOO               Director                                    January 22, 1999
--------------------------
    Hira Gurtoo

/s/ LIANPING HE               Director                                    January 22, 1999
--------------------------
    Lianping He

/s/ ROBERT A. BUCHANAN, MD    Director                                    January 22, 1999
--------------------------
    Robert A. Buchanan, MD

/s/ THOMAS D. LIVINGSTON      Director                                    January 22, 1999
--------------------------
    Thomas D. Livingston.

/s/ T. COLIN CAMPBELL         Director                                    January 22, 1999
--------------------------
    T. Colin Campbell

/s/ LOREN ISRAELSEN           Director                                    January 21, 1999
--------------------------
    Loren Israelsen